Exhibit 23.2

[PWC Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2004 relating to the financial statements and financial statement schedules, which appears in Venturi Partners, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2003. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
October 29, 2004